Exhibit 99.1

Alaska Communications Systems Reports Second Quarter 2012 Results

Strong Customer Metrics
EBITDA Impacted by Successful iPhone Launch

ANCHORAGE, Alaska--(BUSINESS WIRE)--August 6, 2012--Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ: ALSK) today reported financial results for its second quarter ended June 30, 2012.

“Six months ago we launched a new business plan and today we are pleased to announce solid growth in both revenue and customer metrics. This plan dedicated us to achieve top-line growth through driving retail broadband revenues across all customer segments, with a focus on business customers. I’m pleased to report that we see particular strength in broadband data, with ARPU growth across all customer and product segments. Year-over-year broadband revenue as a percentage of total retail revenues is increasing. I’m also pleased to report that we improved our market position in wireless, with a very successful launch of the iPhone, adding approximately 2,900 wireless connections while churn fell by approximately 10 percent. Finally, this quarter we announced an agreement with General Communication, Inc (“GCI”) to form the Alaska Wireless Network (“AWN”), which will be the fastest, most geographically extensive wireless network in Alaska. We remain focused on executing to our business plan, working to close the AWN transaction, and de-levering our balance sheet,” said Anand Vadapalli, Alaska Communications president and CEO.

Financial Highlights: Second Quarter 2012 Compared to Second Quarter 2011

  Revenue of $90.0 million grew by $5.1 million, or 6 percent, from $84.9 million in the prior year.
    Business and Wholesale revenue increased by $1.0 million, or 4 percent, led by growth in broadband revenue, which increased $0.9 million, or 12 percent.
    Wireless revenue increased by $3.5 million, or 11 percent. Wireless broadband revenue grew $0.8 million, or 15 percent. Roaming revenue grew $3.4 million, or 35 percent, driven by higher data usage.
    Access and CETC revenue increased $0.9 million, or 5 percent.
    Consumer broadband revenues increased $0.2 million, or 5 percent.
  EBITDA of $25.6 million, which excluded $4.1 million of AWN transaction costs and $0.9 million in stock-based compensation, decreased $5.1 million.
    Wireless subsidy grew by $3.4 million to $7.3 million, or 89 percent.
    Costs of service and sales increased $3.0 million, excluding $3.7 million related to wireless equipment sales, due in part to higher intrastate access and circuit related expenses.
    Selling, general and administrative expenses increased by $3.5 million inclusive of a $1.4 million favorable contract settlement in the prior year. The remaining $2.1 million increase was in-line with management expectations and reflects a commitment to higher level of investment in customer service, sales, strategic initiatives, and process improvement.

Metric Highlights: Second Quarter 2012 Compared to First Quarter 2012

  Business broadband connections remained relatively flat at 19,069, and ARPU grew 4 percent to $147.25.
  Wireless connections grew by 2,894 from 117,156 to 120,050 and churn declined from 2.3 to 2.0 percent. We sold 22,900 devices in the quarter, compared to 15,900 in the prior quarter. 47 percent of our device sales in the quarter were from the iPhone, with 21 percent of these sales to new customers. 10 percent of our postpaid customers now use the iPhone with new long-term contracts.
  Wireless broadband ARPU grew 8 percent to $18.74 but was more than offset by erosion in voice ARPU, leading to lower overall retail wireless ARPU of $51.26 compared to $51.83 last quarter.
  Consumer broadband connections increased for the first time in twelve quarters, growing by 134 to 38,583, while ARPU grew 4 percent to $39.01.

“We are pleased with our top line performance; however, EBITDA in the quarter was impacted by significant demand for the iPhone in the first two months of launch, from both new and existing customers. Subsidies in the quarter were higher by $5.5 million sequentially, and $3.4 million year-over-year. We expect iPhone sales activities to moderate, and we do not expect to see similar levels of subsidies the rest of the year. As an update on AWN, we are working through the various regulatory and other approval processes, and continue to target closing in the second quarter next year.” said Wayne Graham, ACS chief financial officer.

2012 Business Outlook

We’ve experienced strength in revenue, but because of the higher subsidies, we are adjusting our guidance for the rest of the year as follows:

  Revenue guidance of between $355 and $365 million is unchanged;
  EBITDA guidance moves from modestly above 2011 levels of $125 million to around $120 million;
  Capex guidance moves from $55 - $60 million to $54 - $57 million;
  Free Cash Flow moves from $32 - $36 million to $28 - $34 million;

All guidance excludes costs associated with the AWN transaction.

Conference Call

The Company will host a conference call and live webcast today at 5:00 p.m. Eastern time. Parties in the United States and Canada can call 877-941-9205 to access the conference call. Parties outside the United States and Canada can access the call at 480-629-9692. The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until Monday, August 13, 2012, at midnight Eastern Time. To hear the replay, parties in the United States and Canada can call 800-406-7325 and enter pass code 4552863. Parties outside the United States and Canada can call 303-590-3030 and enter pass code 4552863.

About Alaska Communications

Headquartered in Anchorage, Alaska Communications Systems Group, Inc. (Nasdaq: ALSK) is a leading provider of high-speed wireless, mobile broadband, Internet, local, long-distance and advanced broadband solutions for businesses and consumers in Alaska. The Alaska Communications network includes advanced broadband and voice networks and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit www.alaskacommunications.com or www.alsk.com.

Forward-Looking Guidance

This press release includes information related to management's estimate of EBITDA and Free Cash Flow (FCF) for the year ending December 31, 2012. EBITDA and FCF, as defined by the Company, may not be consistent with EBITDA and FCF measures used by other companies are not measurements under generally accepted accounting principles (GAAP), and should not be a considered a substitute for other measures of financial performance recorded in accordance with GAAP. Management believes that EBITDA provides useful information to investors about the Company's performance because it eliminates the effects of period-to-period changes in costs associated with, interest income and expense, stock-based compensation expense, losses and gains associated with the extinguishment of debt and disposal of assets, gift of services, AWN transaction related costs, income tax expense and depreciation and amortization that are not directly attributable to the underlying performance of the Company's business operations. Similarly, FCF provides useful information about the ability of the Company to pay dividends and reduce its outstanding indebtedness. Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in the most comparable GAAP measure, “net cash provided by operating activities” the Company is not providing an estimate of the year-end 2012 amount for that measure.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors include, without limitation, the Company’s ability to obtain required approvals for the AWN transaction and AWN’s subsequent financial and operational performance, Verizon’s entry into the Alaska market, Universal Service Fund reforms, the outcome of on-going IRS audits, adverse national economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, adverse local economic conditions, including an unexpected downturn in the Alaskan oil and gas or tourism markets, changes in capital expenditures, the effects of competition in our markets, the entry of one or more additional facilities-based carriers into the Alaska market, or other factors affecting the Company's ability to generate sufficient earnings and cash flows to continue to make dividend payments to its stockholders; the Company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs; disruption of our suppliers' provisioning of critical products or services; the impact of natural or man-made disasters; changes in Company's relationships with large carrier or enterprise customers or its roaming partners; changes in revenue from universal service funds; unforeseen changes in public policies; changes in accounting policies, including the Company’s application of regulatory accounting rules, which could result in an impact on earnings; or disruptive technological developments in the telecommunications industry. For further information regarding risks and uncertainties associated with ACS' business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Operating revenues	$90,012	$84,943	$175,959	$171,536

Operating expenses:
Cost of services and sales	40,094	33,490	75,256	66,375
Selling, general & administrative	29,442	20,986	54,937	44,264
Depreciation and amortization	12,578	14,183	25,520	29,118
Loss on disposal of assets, net	139	76	419	119
Total operating expenses	82,253	68,735	156,132	139,876

Operating income	7,759	16,208	19,827	31,660

Other income and expense:
Interest expense	(9,376)	(9,594)	(18,935)	(19,286)
Loss on extinguishment of debt	-	(13,445)	(323)	(13,445)
Interest income	12	8	22	16
Total other income and expense	(9,364)	(23,031)	(19,236)	(32,715)

Income (loss) before income tax (expense) benefit	(1,605)	(6,823)	591	(1,055)

Income tax (expense) benefit	818	3,168	(249)	99

Net income (loss)	$(787)	$(3,655)	$342	$(956)

Net income (loss) per share:
Basic and diluted	$(0.02)	$(0.08)	$0.01	$(0.02)

Weighted average shares outstanding:
Basic	45,505	45,169	45,434	44,989
Diluted	45,505	45,169	45,648	44,989

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	June 30,	December 31,
Assets	2012	2011

Current assets:
Cash and cash equivalents	$16,813	$20,490
Restricted cash	5,500	4,956
Accounts receivable-trade, net of allowance of $6,060 and $5,788	39,653	36,986
Materials and supplies	10,075	5,412
Prepayments and other current assets	4,798	4,920
Deferred income taxes	7,941	6,596
Total current assets	84,780	79,360

Property, plant and equipment	1,436,692	1,428,597
Less: accumulated depreciation and amortization	(1,033,883)	(1,023,360)
Property, plant and equipment, net	402,809	405,237

Goodwill	8,850	8,850
Intangible assets, net	24,118	24,118
Debt issuance costs	8,512	9,515
Deferred income taxes	72,364	72,814
Equity method investment	2,060	2,060
Other assets	3,556	3,154
Total assets	$607,049	$605,108

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$26,799	$30,930
Accounts payable, accrued and other current liabilities	58,312	48,919
Advance billings and customer deposits	8,906	9,218
Total current liabilities	94,017	89,067

Long-term obligations, net of current portion	536,842	538,624
Other long-term liabilities	30,814	28,340
Total liabilities	661,673	656,031
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	457	453
Additional paid in capital	141,869	144,631
Accumulated deficit	(187,346)	(187,688)
Accumulated other comprehensive loss	(9,604)	(8,319)
Total stockholders' equity (deficit)	(54,624)	(50,923)

Total liabilities and stockholders' equity (deficit)	$607,049	$605,108

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Cash Flows from Operating Activities:
Net income (loss)	$(787)	$(3,655)	$342	$(956)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,578	14,183	25,520	29,118
Amortization of debt issuance costs and debt discount	1,396	8,072	3,002	10,086
Stock-based compensation	976	88	1,693	1,432
Deferred income taxes	(814)	(3,137)	249	(99)
Provision for uncollectible accounts	979	564	1,529	1,059
Other non-cash expenses	114	206	543	434
Changes in operating assets and liabilities	3,025	(6,297)	4,160	(9,356)
Net cash provided by operating activities	17,467	10,024	37,038	31,718

Cash Flows from Investing Activities:
Capital expenditures	(13,254)	(10,084)	(23,272)	(18,272)
Change in unsettled capital expenditures	(1,238)	(478)	(4,369)	(1,337)
Net change in restricted accounts	(412)	(2)	(544)	(2)
Net cash used by investing activities	(14,904)	(10,564)	(28,185)	(19,611)

Cash Flows from Financing Activities:
Repayments of long-term debt	(1,508)	(99,954)	(7,925)	(101,248)
Proceeds from the issuance of long-term debt	-	120,000	-	120,000
Debt issuance costs	-	(4,700)	-	(4,784)
Payment of cash dividend on common stock	(2,278)	(9,721)	(4,546)	(19,349)
Payment of withholding taxes on stock-based compensation	(8)	(110)	(239)	(2,022)
Proceeds from issuance of common stock	179	198	180	199
Net cash provided (used) by financing activities	(3,615)	5,713	(12,530)	(7,204)

Change in cash and cash equivalents	(1,052)	5,173	(3,677)	4,903

Cash and cash equivalents, beginning of period	17,865	15,046	20,490	15,316

Cash and cash equivalents, end of period	$16,813	$20,219	$16,813	$20,219

Supplemental Cash Flow Data:
Interest paid	$9,987	$7,384	$17,003	$17,222
Income tax refunds	$(24)	$-	$(24)	$-

Supplemental Non-cash Transactions:
Property acquired under capital leases	$(24)	$1,162	$(24)	$1,162
Dividend declared, but not paid	$2,285	$9,733	$2,285	$9,733
Additions to ARO asset	$32	$7	$54	$14

Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
EBITDA AND FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net cash provided by operating activities	$17,467	$10,024	$37,038	$31,718
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation and amortization	(12,578)	(14,183)	(25,520)	(29,118)
Amortization of debt issuance costs and debt discount	(1,396)	(8,072)	(3,002)	(10,086)
Stock-based compensation	(976)	(88)	(1,693)	(1,432)
Deferred income taxes	814	3,137	(249)	99
Provision for uncollectible accounts	(979)	(564)	(1,529)	(1,059)
Other non-cash expenses, net	(114)	(206)	(543)	(434)
Changes in operating assets and liabilities	(3,025)	6,297	(4,160)	9,356
Net income (loss)	$(787)	$(3,655)	$342	$(956)
Add (subtract):
Interest expense	9,376	9,594	18,935	19,286
Loss on extinguishment of debt	-	13,445	323	13,445
Interest income	(12)	(8)	(22)	(16)
Depreciation and amortization	12,578	14,183	25,520	29,118
Loss on disposal of assets	139	76	419	119
Gift of services	-	118	-	67
AWN transaction related costs	4,131	-	4,459	-
Income tax expense	(818)	(3,168)	249	(99)
Stock-based compensation	976	88	1,693	1,432
EBITDA	$25,583	$30,673	$51,918	$62,396

Less:
Cash capital expenditures	(14,492)	(10,562)	(27,641)	(19,609)
Cash interest expense	(9,987)	(7,384)	(17,003)	(17,222)
Free cash flow	$1,104	$12,727	$7,274	$25,565

Revenue	$90,012	$84,943	$175,959	$171,536

EBITDA Margin	28.4%	36.1%	29.5%	36.4%

Note: In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed its net income before interest, provisions for taxes, depreciation expense, gain or loss on asset purchases or disposals, gift of services, AWN Transaction related costs, amortization of intangibles and stock-based compensation expense (EBITDA), and EBITDA Margin, defined as EBITDA divided by Operating Revenues, and Free Cash Flow as reconciled above, because the Company believes they are important indicators providing information about our ability to service debt, pay dividends and fund capital expenditures. EBITDA, EBITDA Margin and Free cash flow are not GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.

Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Revenue Mix
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Operating revenues:	2012	2011	2012	2011
Business and wholesale
Retail service revenue
Voice	$6,039	$6,656	$12,079	$13,136
Broadband	8,425	7,550	16,543	14,570
Equipment sales	280	236	616	539
Wholesale and other	10,906	10,198	22,859	20,653
Total business and wholesale revenue	25,650	24,640	52,097	48,898

Consumer
Retail service revenue
Voice	4,848	5,383	9,784	10,805
Broadband	4,507	4,298	8,856	8,454
Equipment sales	42	50	84	101
Other	291	267	558	525
Total consumer revenue	9,688	9,998	19,282	19,885
Wireless
Retail service revenue
Voice	12,209	13,384	24,876	27,323
Broadband	6,001	5,199	11,552	9,885
Equipment sales	1,685	1,408	2,857	2,781
Foreign roaming	13,301	9,881	22,077	16,067
Other	1,149	1,023	2,095	2,150
Total wireless revenue	34,345	30,895	63,457	58,206

Access and CETC
CETC	5,163	5,721	10,690	15,196
High cost support	5,005	4,739	9,954	11,529
Switched, special and other access	10,161	8,950	20,479	17,823
Total access and CETC	20,329	19,410	41,123	44,548

Total revenues	$90,012	$84,943	$175,959	$171,537

Revenue Mix:
Business and wholesale	28%	29%	30%	29%
Consumer	11%	12%	11%	12%
Wireless	38%	36%	36%	34%
Access and CETC	23%	23%	23%	26%

Retail Service Revenue % of Total Revenues	47%	50%	48%	49%
Broadband % of Total Service Revenue	45%	40%	44%	39%

Note: Broadband contains the following dial-up revenue:
Three months ended June 30, 2012: $96 Consumer and $26 Business.
Three months ended June 30, 2011: $127 Consumer and $30 Business.
Six months ended June 30, 2012: $197 Consumer and $52 Business.
Six months ended June 30, 2011: $262 Consumer and $61 Business.

Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011

Voice:
Consumer access lines	59,480	61,422	65,399
Business access lines	82,083	82,317	84,896

Voice ARPU consumer	$26.73	$26.55	$27.19
Voice ARPU business	$24.49	$24.35	$26.03

Broadband:
Consumer connections	38,583	38,449	40,471
Business connections	19,069	19,076	19,054

ARPU consumer	$39.01	$37.56	$35.15
ARPU business	$147.25	$141.60	$132.41

Wholesale lines	21,278	22,157	23,959

Wireless:
Postpaid connections	107,704	106,133	108,533
Prepaid connections	12,346	11,023	8,146
Total	120,050	117,156	116,679

Retail wireless ARPU	$51.26	$51.83	$53.39
Wireless broadband ARPU	$18.74	$17.35	$16.08

Churn:

Voice access lines	1.4%	1.3%	1.4%
Broadband connections	2.5%	2.3%	2.1%
Wireless connections	2.0%	2.3%	2.1%

Wireless equipment subsidy ($ = Thousands)	$7,318	$1,799	$3,875

Note:	Broadband contains the following dial-up connections:
June 30, 2012: 2,248 Consumer and 499 Business.
March 31, 2012: 2,620 Consumer and 516 Business.
June 30, 2011: 3,300 Consumer, and 579 Business.

CONTACT:
Alaska Communications Investors:
Vice President, Investor Relations and Financial Planning & Analysis
Michael Allen, 907-564-7556
investors@acsalaska.com